  As filed with the Securities and Exchange Commission on January 18, 1995.
                                                  Registration No. 33-__________

______________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ___________________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                      ___________________________________

   Incorporated                CITICASTERS, INC.             I.R.S. Employer
  Under the Laws           One East Fourth Street            Identification No.
   of Florida              Cincinnati, Ohio  45202               59-2054850
                               (513) 562-8000
                      ___________________________________

                             1993 STOCK OPTION PLAN
                                      AND
                       1994 DIRECTORS' STOCK OPTION PLAN
                      ___________________________________

                             Samuel J. Simon, Esq.
                                Citicasters Inc.
                             One East Fourth Street
                            Cincinnati, Ohio  45202
                                 (513) 579-2542
                         (Agent for Service of Process)

                                    Copy to:

                             Gary P. Kreider, Esq.
                          Keating, Muething & Klekamp
                             One East Fourth Street
                            Cincinnati, Ohio  45202

                        CALCULATION OF REGISTRATION FEE
________________________________________________________________________________________________________________________________
                                                                 Proposed                  Proposed
                                                                  Maximum                  Maximum
            Title of                     Amount                  Offering                 Aggregate                 Amount of
           Securities                    To Be                     Price                   Offering                Registration
        To Be Registered               Registered                Per Share                 Price(1)                    Fee
________________________________________________________________________________________________________________________________
            Class A                   1,000,000(2)
         Common Stock,                   Shares                   $26.25                 $26,250,000                $9,052.00
         $.01 par value
________________________________________________________________________________________________________________________________

(1)      Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee; based on the average of the high and low prices reported on the National Association of Securities Dealers Automated Quotations System - National
         Market System on January 12, 1995.

(2)      This Registration Statement is filed for up to 800,000 shares of Class A Common Stock issuable upon exercise of options granted pursuant to the Citicasters Inc. 1993 Stock Option Plan and up to 200,000 shares of Class A Common Stock, issuable upon exercise of options granted pursuant to the Citicasters Inc. 1994 Directors' Stock Option Plan.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed by Citicasters Inc. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 as amended by Form 10-K/A Amendments No. 1, No. 2 and No. 3.

         2. The Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994.

         3. The Company's Form 8-K current reports dated February 18, 1994 and October 12, 1994

         4. The description of the Company's Class A Common Stock contained in Registration Statement No. 33-63036 on Form S-4.

         All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all Common Stock offered has been sold or which deregisters all Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.


Item 4.  Description of Securities

         Not applicable.


Item 5.  Interests of Named Experts and Counsel

         Not applicable.


Item 6.  Indemnification of Directors and Officers

         Section 607.0850 of the Florida Business Corporation Act (the "FBCA") empowers a corporation to indemnify its directors, officers, employees or agents and to purchase insurance with respect to liability arising out of their capacity or status as directors, officers, employees or agents. The FBCA provides further that, in addition to the indemnification permitted thereunder, a corporation is empowered to make any other or further indemnification of any of its directors, officers, employees or agents under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, except an indemnification against gross negligence or willful misconduct.

         The Restated By-Laws of the Registrant provide for indemnification of Registrant's directors and officers against certain liabilities. The Registrant also maintains directors' and officers' liability insurance for the directors and principal officers of the Registrant.


Item 7.  Exemption from Registration Claimed

         Not applicable.


Item 8.  Exhibits*

       4.1      1993 Stock Option Plan.

       4.2      1994 Directors' Stock Plan.

         5      Opinion of Keating, Muething & Klekamp.

        23.1    Consent of Keating, Muething & Klekamp (contained on Exhibit 5).

        23.2    Consent of Independent Auditors.

        24      Power of Attorney (contained on the signature page).

____________________
*        All exhibits filed herewith.


Item 9   Undertakings

         9.1 The undersigned Registrant hereby undertakes to file during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement (i) to include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and
(ii) shall not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         9.2 The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         9.3 The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         9.4 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         9.5 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on the 16th day of January, 1995.


                                            CITICASTERS INC.


                                            By:/s/John P. Zanotti
                                               -----------------------
                                                  John P. Zanotti
                                                  Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Persons whose names are marked with an asterisk (*) below hereby designate John P. Zanotti or Gregory C. Thomas as their attorney-in-fact to sign all amendments, including any post-effective amendments, to this Registration Statement.

Signature                   Capacity                           Date
- ---------                   --------                           ----

/s/John P. Zanotti          Chief Executive Officer and        January 16, 1995
- -----------------------     Director (Principal Executive
John P. Zanotti             Officer)

/s/Gregory C. Thomas        Executive Vice President, Chief    January 16, 1995
- -----------------------     Financial Officer and Treasurer
Gregory C. Thomas           (Principal Accounting and
                            Financial Officer)

/s/James E. Evans           Director                           January 16, 1995
- -----------------------
James E. Evans*

/s/Carl H. Lindner          Director                           January 16, 1995
- -----------------------
Carl H. Lindner*

/s/S. Craig Lindner                 Director            January 16, 1995
- -------------------------
S. Craig Lindner*

                                 EXHIBIT INDEX


Exhibit Number                   Description of Exhibit
- --------------                   ----------------------
     4.1                         1993 Stock Option Plan

     4.2                         1994 Directors' Stock Option Plan

     5                           Opinion of Keating, Muething & Klekamp

    23.1                         Consent of Keating, Muething & Klekamp
                                  (contained on Exhibit 5).

    23.2                         Consent of Independent Auditors








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